EMPLOYMENT AGREEMENT
                              --------------------



         EMPLOYMENT AGREEMENT dated as of July 1, 2001 (the "Agreement"), between Orthofix International N.V., a corporation organized under the laws of the Netherlands Antilles (the "Company"), and Charles W. Federico (the "Executive").

         WHEREAS, the Company and the Executive desire to enter into a written employment agreement to memorialize the terms of their relationship;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.  EMPLOYMENT AND DUTIES

         1.1 General. The Company hereby employs the Executive, and the Executive agrees to serve, as President and Chief Executive Officer of the Company and of its U.S. subsidiary, Orthofix Inc., and any other position proposed by the Board of Directors of the Company (the "Board") and accepted by him, upon the terms and conditions herein contained. The Executive also agrees to serve, if elected, as an officer or director of any other direct or indirect subsidiary of the Company besides Orthofix Inc., in each such case at no compensation in addition to that provided for in this Agreement.

         1.2 Services. The Executive shall provide services to the Company and its subsidiaries pursuant to this Agreement for at least 208 days in each calendar year. Anything in this Agreement to the contrary notwithstanding, the Executive may, with the consent of the Board, engage in other business matters that do not interfere materially with his duties to the Company pursuant to this Agreement. In addition, this Agreement shall not be construed to preclude the Executive from devoting time to civic and community activities or the management of personal investments so long as such activities do not interfere with the performance of his duties hereunder.

         1.3 Term of Employment. The Executive's employment under this Agreement shall commence on July 1, 2001 (the "Effective Date") and shall terminate on the earlier of (i) the third anniversary of the Effective Date, or (ii) termination of the Executive's employment pursuant to Sections 4 or 5 of this Agreement. This initial three-year term, however, shall be automatically extended without further action of either party for one or more additional one-year periods, unless written notice of either party's intention not to extend has been given to the other party hereto at least six months prior to the expiration of the then-effective term (the period commencing on the Effective Date and ending on the third anniversary thereof, or such later date to which the term of the Executive's employment shall have been extended, is hereinafter referred to as the "Employment Term").

     2.  COMPENSATION

         2.1 Base Salary and Bonus. The base salary and bonus compensation, if any, to be paid to the Executive shall be determined from time to time by the Board.

         2.2 Share Options. The Executive has heretofore received grants of options under the Company's Executive Share Option Plan (the "Executive Plan") to purchase a certain number of the Company's Common Shares. All such options shall have the terms and be subject to the conditions specified therefor in the Executive Plan and any award agreement relating to the options granted to the Executive thereunder.

     3.  EMPLOYEE BENEFITS

         3.1 General. The Executive shall be included, to the extent eligible thereunder by virtue of his position, tenure, salary, and other qualifications (which may include nationality and residence), in all employee benefit plans, programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, incentive compensation, profit sharing, vacation, bonuses, disability benefits, health and life insurance, or vacation and paid holidays) established by the Company for, or made available to, its senior executives.

         3.2 Reimbursement of Expenses. The Company will reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with Company practices consistently applied.

     4.  TERMINATION OF EMPLOYMENT

         4.1 Termination Without Cause; Resignation For Good Reason.

         4.1.1 General. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company without Cause (as defined in Section 4.3), or if the Executive resigns from his employment hereunder for Good Reason (as defined in Section 4.4), the Executive shall be entitled under this Agreement to convert his employment to a guaranteed consultancy at the Executive's sole discretion for the remainder of the Employment Term. Such consultancy may be terminated by the Company only for Cause (as defined in Section 4.3) and shall remain an obligation of the Company notwithstanding a Change in Control (as defined in Section 4.5). As a consultant, the Executive shall perform such services as are mutually agreed between the Executive and the Company and the Executive shall honor the covenants in Section

6.0. Unless otherwise determined by the Board, the compensation to be paid to the Executive shall be US$50,000 per annum. Nothing in this Agreement shall be construed to diminish or alter the rights of the Executive provided for in the Company's Staff Share Option Plan (the "Staff Plan") and the Executive Plan in the event of his termination without Cause or resignation for Good Reason in any options granted to him under such Plans. Notwithstanding the conversion of the Executive's employment to a guaranteed consultancy, the Executive shall be deemed to have remained in the employ of the Company within the meaning of the Executive Plan and Staff Plan and all unvested options granted in the Executive's Share Option Agreement(s) shall vest on the schedule(s) set in that (those) agreement(s). For determining the exercise date of the options that vest during the period of the Executive's consultancy, the date of termination of employment shall be the date of expiration of the guaranteed consultancy under this Agreement.

         4.1.2 Date of Termination or Resignation. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company, or, if no date is specified therein, 10 business days after receipt by the Company of notice of resignation from the Executive, provided, however, that no such written notice shall be effective unless the cure period specified in
Section 4.4 has expired without the Company having corrected, to the reasonable satisfaction of the Executive, the event or events subject to cure.

         4.1.3 Options. Nothing in this Agreement shall be construed to diminish or alter the rights of the Executive provided for in the Staff Plan and the Executive Plan in the event of his termination without Cause or resignation for Good Reason in any options granted to him under such Plans.

         4.2 Termination for Cause; Resignation Without Good Reason.

         4.2.1 General. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, or if the Executive resigns from his employment hereunder without Good Reason, the Executive shall be entitled under this Agreement only to payment of his base salary earned through and including the date of termination or resignation. The Executive shall have no further right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment, provided, however, that nothing in this Agreement shall be construed to diminish or alter the rights of the Executive provided for in the Staff Plan and the Executive Plan in the event of his termination for Cause or resignation without Good Reason in any options granted to him under such Plans.

         4.2.2 Date of Termination or Resignation. The date of termination for Cause shall be the date specified in a written notice of termination provided for in Section 4.2.3, provided, however, that no such written notice shall be effective unless the cure period specified in Section

4.2.3 has expired without the Executive having corrected, to the reasonable satisfaction of the Board, the event or events subject to cure. The date of resignation without Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company, or, if no date is specified therein, 10 business days after receipt by the Company of notice of resignation from the Executive.

         4.2.3 Notice of Termination. Termination of the Executive's employment for Cause shall be communicated by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board an event constituting Cause for termination in accordance with Section 4.3 has occurred and specifying the particulars thereof (a "Notice of Termination"). If the event constituting Cause for termination is of a type specified in Section 4.3(iii), the Executive shall have 20 business days from the date of receipt of such Notice of Termination to effect a cure of the event described therein and, upon cure thereof by the Executive to the reasonable satisfaction of the Board, such event shall no longer constitute Cause for purposes of this Agreement.

         4.3 Cause. Termination for "Cause" means termination of the Executive's employment because of the Executive's (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company, (ii) conviction for, or guilty plea to, a felony or a crime of similar gravity in the jurisdiction where such conviction or guilty plea occurs, or (iii) willful breach of any of the material terms of this Agreement (it being acknowledged by the parties that such material terms include, without limitation, the Executive's covenants pursuant to Sections 1.2 and 6).

         4.4 Good Reason. For purposes of this Agreement, "Good Reason" means the Executive's good faith determination that any of the following has occurred:
(i) any significant diminution, without the Executive's prior written consent, in the Executive's position, duties, responsibilities, power, title or office,
(ii) any breach by the Company of any material provision of this Agreement, or
(iii) the circumstances described in Section 4.5. Unless the Executive provides written notification of an event described in clause (i) or (ii) of the preceding sentence within 30 days after the Executive knows or has reason to know of the occurrence of any such event, the Executive shall be deemed to have consented thereto and such event shall no longer constitute Good Reason for purposes of this Agreement. If the Executive provides such written notice to the Company, the Company shall have 20 business days from the date of receipt of such notice to effect a cure of the event described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such event shall no longer constitute Good Reason for purposes of this Agreement.

         4.5 Change in Control. (a) In the event of a Change in Control (as defined in subsection (b) below), the Executive agrees that he shall continue as President and Chief Executive Officer of the Company (or such other position that he occupied pursuant to Section 1.1 before the Change in Control) for a period of at least six months from the effective date of such Change in Control, unless his employment shall be earlier terminated by the Company. For a period of three months following such six-month period, the Executive shall have the right to resign his employment hereunder on 10 business days' written notice to the Company. Any such resignation shall be treated as a resignation for Good Reason for purposes of this Agreement and for purposes of any other arrangement between the Company and the Executive which incorporates by reference the definition of "Good Reason" set forth in this Agreement.

         (b) For purposes of this Agreement, a "Change in Control" means:

         (i) the acquisition by any individual, entity or group of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the United States Securities Exchange Act of 1934, as amended) of more than 50% of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to more than 50% of the total value of all equity securities of the Company, provided, however, that the following acquisitions of shares or other securities shall not constitute a Change in Control: (I) any acquisition directly from the Company,
(II) any acquisition by the Company, and (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates; or

         (ii) individuals who as of the effective date of this Agreement constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, except that any director whose election or nomination for election was approved by the vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any individual whose initial assumption of office occurs as the result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

         5. DEATH OR PERMANENT DISABILITY

         5.1 Death. If the Executive's employment hereunder is terminated by death, the Executive's estate shall be entitled only to payment of the Executive's base salary earned through and including the date of the Executive's death and the Company shall have no further obligations under this Agreement, provided, however, that nothing in this Agreement shall be construed to diminish or alter the rights of the Executive's estate provided for in the Staff Plan and the Executive Plan in the event of his death in any options granted to him under such Plans.

         5.2 Permanent Disability. In the event that the Board terminates the Executive's employment as a result of a physical or mental incapacity which substantially prevents the Executive from performing his duties as an employee and that has continued at least six months and can reasonably be expected to continue indefinitely, the Executive shall be entitled only to payment of Executive's base salary earned through and including the last day of such six-month period. The Company shall have no further obligations under this Agreement, except as may be provided under any long-term disability policy maintained by the Company and in which the Executive participated at the time of his termination of employment, provided, however, that nothing in this Agreement shall be construed to diminish or alter the rights of the Executive provided for in the Staff Plan and the Executive Plan in the event of such incapacity in any options granted to him under such Plans. Any dispute as to whether or not the Executive is incapacitated within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to the Board and the Executive.

         6. CONFLICT OF INTEREST, NONINTERFERENCE AND CONFIDENTIALITY

         6.1 Conflict of Interest. During the period of the Executive's employment hereunder, the Executive shall not, unless he receives the prior written consent of the Company, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise (other than as a stockholder or investor holding not more than 5% interest) of, any individual, partnership, firm, corporation or other business organization or entity that, at such time, is engaged in the business of producing or distributing orthopaedic products manufactured, distributed or sold by or in competition with those of the Company.

         6.2 No Solicitation or Interference. During the period of three years following the Executive's voluntary or involuntary termination of employment for any reason, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization, directly solicit, endeavor to entice away from the Company, directly or indirectly induce to terminate employment or business relations with the Company, or otherwise interfere with the relationship of the Company with, any person or entity who is, or was within the one-year period ending on the Executive's date of termination, (a) employed by or otherwise engaged to perform services for the Company, or (b) a customer or client of the Company.

         6.3 Trade Secrets. During the period of the Executive's employment hereunder and at all times thereafter, the Executive shall hold in secrecy for the Company all trade secrets and other confidential information relating to the Company's business and affairs that may come to his knowledge or have come to his knowledge while heretofore employed by the Company, including but not limited to matters of a technical nature, such as scientific, trade or engineering secrets, "know-how", formulae, secret processes or machines, inventions, and research projects, and matters of a business nature, such as, information about costs, profits, markets, sales, lists of customers and suppliers, and other information of a similar nature, and plans for future development. Notwithstanding the preceding sentence, the Executive shall not be required to maintain the confidentiality of any information which
(i) is or becomes available to the public other than as a result of disclosure by the Executive in violation of this Section 6.3 or (ii) the Executive is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law. Except as required in the performance of his duties to the Company under this Agreement, the Executive shall not use for his own benefit or disclose to any person, directly or indirectly, any trade secrets or other confidential information relating to the Company's business and affairs unless such use or disclosure has been specifically authorized in writing by the Company in advance.

         6.4 Return of Documents and Property. Upon the termination of the Executive's employment by the Company, the Executive (or his heir or personal representative) shall deliver to the Company (a) all documents and materials containing trade secrets and other confidential information relating to the Company's business and affairs, and (b) all other documents, materials and other property belonging to the Company or its affiliated companies that are in the possession or under the control of the Executive.

         6.5 Remedies. The Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law and that it will not be possible to measure damages for such injuries precisely. Accordingly, the Company shall be entitled to the remedies of injunction and specific performance, or either of such remedies, as well as all other remedies to which the Company may be entitled, at law, in equity or otherwise.

         7. MISCELLANEOUS

         7.1 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed to have been effectively made or given if personally delivered, or if telegraphed, telexed or cabled to the other party at its address set forth below in this Section 7.1, or at such other address as such party may designate by written notice to the other party hereto. Any effective notice hereunder shall be deemed given on the date personally delivered or on the date telegraphed, telexed, or cabled, as the case may be, at the following address:

         (i) If to the Company:

             Orthofix International N.V.
             7 Abraham de Veerstraat
             Curacao
             Netherlands Antilles

        (ii) If to the Executive:

             Mr. Charles W. Federico
             19323 Peninsula Shores Drive
             Cornelius, NC 28031
             United States of America

         7.2 Disputes. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity, or termination, shall be referred to and finally resolved by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, which Rules are deemed to be incorporated by reference into this Section 7.2. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be in or near Huntersville, North Carolina. The language to be used in the arbitral proceedings shall be English. The decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof. Pending resolution of any dispute, any amounts payable pursuant to the terms of the Agreement shall be made as and when due.

         7.3 Severability. If an arbitrator or a court of competent jurisdiction determines that any term or provision hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (b) such arbitrator or court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         7.4 Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive relating to the Executive's employment by the Company, except that this Agreement shall not alter or impair any of the Executive's rights under awards made to him pursuant to the Staff Plan or the Executive Plan. The Agreement may be amended at any time only by mutual agreement of the parties hereto.

         7.5 Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to the Executive in connection with his employment.

         7.6 Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York without regard to any provision of that State's rules on the conflicts of law that might make applicable the law of a jurisdiction other than that of the State of New York.

         7.7 Assignment and Successors. This Agreement shall be binding upon and inure to the benefit of, and shall be enforceable by the Executive and the Company, their respective heirs, executors, administrators and assigns. In the event the Company is merged, consolidated, liquidated by a parent corporation, or otherwise combined into one or more corporations, the provisions of this Agreement shall be binding upon and inure to the benefit of the parent corporation or the corporation resulting from such merger or to which the assets shall be sold or transferred, which corporation from and after the date of such merger, consolidation, sale or transfer shall be deemed to be the Company for purposes of this Agreement. In the event of any other assignment of this Agreement by the Company, by operation of law or otherwise, the Company shall remain primarily liable for its obligations hereunder. This Agreement shall not be assignable by the Executive.

         7.8 Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         7.9 Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              ORTHOFIX INTERNATIONAL N.V.

By:                                           By:  /s/ Robert Gaines-Cooper
   -----------------------                       -------------------------------
   Name:                                         Name: Robert Gaines-Cooper
   Title:                                        Title: Group Chairman



                                                   /s/ Charles W. Federico
                                                 -------------------------------
                                                       Charles W. Federico